Exhibit 99.2

Coeptis Therapeutics Announces Reverse Stock Split

WEXFORD, PA., Dec. 27, 2024 /PRNewswire/ -- Coeptis Therapeutics Holdings, Inc. (Nasdaq: COEP) (the "Company" or "Coeptis"), a biopharmaceutical company focused on pioneering cell therapy platforms for cancer, autoimmune, and infectious diseases, today announced it will proceed with a 1-for-40 reverse stock split (the “Reverse Split”) of its issued and outstanding shares of common stock, par value $0.0001, following authorization by its board of directors (the “Board”) and majority stockholders to effect a reverse stock split by a ratio of not less than 1-for-3 and not more than 1-for-40 (the “Reverse Split Range”), with the Board having the discretion as to whether or not the Reverse Split is to be effected, and the exact ratio to be set at a whole number within the Reverse Split Range.

The first day of trading on a post-split basis on the Nasdaq Capital Market will be at market open on December 31, 2024.

Upon the effective date of the Reverse Split, every 20 shares of the Company’s outstanding and issued common stock will be converted into one share of outstanding and issued common stock. No fractional shares will be issued as a result of the reverse stock split. Instead, any fractional shares for record holders that would have resulted from the split will be rounded up to the next whole number. The Reverse Split will not alter any stockholder’s percentage interest in the Company’s outstanding common stock, except for adjustments that may result from the treatment of fractional shares and will affect all stockholders uniformly.

The Reverse Split is intended to help the Company meet the minimum bid price requirement necessary to maintain its listing on the Nasdaq Capital Market. Under Nasdaq Capital Market rules, a listed company’s stock must maintain a minimum bid price of at least $1.00 per share.

The Reverse Split was approved by the Company’s stockholders at the Company’s Annual Stockholder’s Meeting on December 18, 2024, following which meeting the Board then established the reverse split ratio and authorized the reverse split to proceed.

Continental Stock Transfer is acting as the exchange agent and transfer agent for the reverse stock split and will send instructions to stockholders of record who hold stock certificates regarding the exchange of their old certificates for new certificates, should they wish to do so. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to affect the exchange of their shares.

About Coeptis Therapeutics Holdings, Inc.

Coeptis Therapeutics Holdings, Inc., together with its subsidiaries including Coeptis Therapeutics, Inc., Coeptis Pharmaceuticals, Inc., GEAR Therapeutics, Inc. and SNAP Biosciences, Inc. (collectively "Coeptis"), is a biopharmaceutical company developing innovative cell therapy platforms for cancer, autoimmune, and infectious diseases that have the potential to disrupt conventional treatment paradigms and improve patient outcomes. Coeptis' product portfolio is highlighted by assets licensed from Deverra Therapeutics, including an allogeneic cellular immunotherapy platform and DVX201, a clinical-stage, unmodified natural killer cell therapy technology. Additionally, Coeptis is developing a universal, multi-antigen CAR technology licensed from the University of Pittsburgh (SNAP-CAR), and the GEAR cell therapy and companion diagnostic platforms in collaboration with VyGen-Bio and leading medical researchers at the Karolinska Institute. The Company is headquartered in Wexford, PA. For more information on Coeptis visit https://coeptistx.com.

1

Cautionary Note Regarding Forward-Looking Statements

This press release and statements of our management made in connection therewith contain or may contain "forward-looking statements" (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events or performance, and underlying assumptions, and other statements that are other than statements of historical facts. When we use words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions that do not relate solely to historical matters, we are making forward-looking statements. Forward-looking statements are not a guarantee of future performance and involve significant risks and uncertainties that may cause the actual results to differ materially and perhaps substantially from our expectations discussed in the forward-looking statements. Factors that may cause such differences include but are not limited to: (1) the inability to maintain the listing of the Company's securities on the Nasdaq Capital Market; (2) the inability to recognize the anticipated benefits of the Deverra licensed assets, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth economically and hire and retain key employees; (3) the risks that the Company's products in development or the newly-licensed assets fail clinical trials or are not approved by the U.S. Food and Drug Administration or other applicable regulatory authorities; (4) costs related to ongoing asset development including the Deverra licensed assets and pursuing the contemplated asset development paths; (5) changes in applicable laws or regulations; (6) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (7) the impact of the global COVID-19 pandemic on any of the foregoing risks and other risks and uncertainties identified in the Company's filings with the Securities and Exchange Commission (the "SEC"). The foregoing list of factors is not exclusive. All forward-looking statements are subject to significant uncertainties and risks including, but not limited, to those risks contained or to be contained in reports and other filings filed by the Company with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company's filings made or to be made with the SEC, which are available for review at www.sec.gov. We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof unless required by applicable laws, regulations, or rules.

Contacts

IR@coeptistx.com

800-478-8070

2